UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2005

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	012-36309	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Montgomery Street, Suite 500, San Francisco, California		94133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 486-2110

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2005, Luminent Mortgage Capital, Inc. (the "Company") entered into an Amended and Restated Management Agreement (the "New Agreement") with Seneca Capital Management LLC (the "Manager"). The complete text of the New Agreement is filed as Exhibit 10.1 to this Form 8-K Report and is incorporated herein.
The following is a summary of the material changes made by the New Agreement:
· The Company's ability to deploy assets in mortgage-related lines of business outside its spread arbitrage portfolio without having to pay fees to the Manager;
· The ability of the Company to terminate the New Agreement without having to pay a termination fee if specified key persons leave the Manager and are not replaced with a person reasonably acceptable to the Company;
· The introduction of a minimum annual management fee of $3,400,000 for the year ending February 28, 2006; $2,850,000 for the year ending February 28, 2007; $2,250,000 for the year ending February 28, 2008, with no minimum annual management fee thereafter;
· The deletion of a fixed amount termination fee and provision for a termination fee that declines ratably over the 36 months succeeding March 2005, so that it would be zero in March 2008; and
· The adoption of a more economic fee structure for the Manager's management of the Company's spread arbitrage business.

Item 9.01. Financial Statements and Exhibits.

10.1 Amended and Restated Management Agreement dated as of March 1, 2005 between Luminent Mortgage Capital, Inc and Seneca Capital Management LLC
99.1 Press Release dated March 31, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

April 1, 2005	By:	/S/ Christopher J. Zyda

Name: Christopher J. Zyda
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	AMENDED AND RESTATED MANAGEMENT AGREEMENT
99.1	LUMINENT MORTGAGE CAPITAL, INC. ANNOUNCES NEW MANAGEMENT AGREEMENT WITH SENECA CAPITAL MANAGEMENT